April 13, 2007

DB Structured Products, Inc.

Roxana McKinney

60 Wall Street

New York, NY  10005

RE:  Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1, Radian ID #07-993045

Dear Ms. McKinney:

Thank you for giving us the opportunity to offer primary mortgage insurance (“MI”) on certain groups of residential mortgage loans (each a “Covered Loan”) discussed in detail below (the “Portfolio”).  This letter will set forth the terms and conditions (the “Agreement”) under which Radian Guaranty Inc. (“Radian”) is willing to provide mortgage guaranty insurance to DB Structured Products, Inc. (“Deutsche Bank”) and to its successors and assigns (collectively, the “Insured”).  Radian hereby acknowledges that Deutsche Bank intends to convey Covered Loans on or about April 13, 2007 (the “Closing Date”) to HSBC Bank USA, National Association in its capacity as trustee for Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1 (the “Trust”) and confirms that, upon such conveyance, the subsequent owner of a Covered Loan shall become the Insured hereunder.  On the Closing Date the Trust shall cause to be issued the Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1, Mortgage Pass-Through Certificates, Series 2007-AB1 (collectively, the “Security”).  Radian hereby acknowledges that Deutsche Bank will convey additional mortgage loans (the “Subsequent Loans”) to the Portfolio on or prior to May 21, 2007 (the “Subsequent Funding Date”). On or prior to any Subsequent Funding Date, Deutsche Bank shall deliver to Radian a file containing the Subsequent Loans. Radian will (1) review and compare the Subsequent Loans to the Covered Loans to ensure that each Subsequent Loan is statistically similar in all material aspects to the Covered Loans and (2) amend Exhibit A to include each Subsequent Loan meeting the criteria set forth in clause (1).

1.  Mortgage Insurance Coverage

   (a)  It is understood and agreed that the required coverage will be primary mortgage insurance in an amount that reduces the Insured’s exposure on each Covered Loan to a desired level of such loan’s LTV at origination.  The “Coverage Percentage” for each Covered Loan shall be determined as follows:

  1 – (60%/LTV) – existing primary coverage = Coverage Percentage

The Coverage Percentage determined in accordance to the preceding formula shall be rounded up to the next whole percentage (for example, 32.3% and 32.8% will each be rounded up to 33%).  “LTV” means the loan to value ratio (expressed as a decimal) of the Covered Loan at the time of origination, where the value for a new property is the lesser of the purchase price or the appraisal value and the value for a refinanced property is the appraisal value.

(b)  The effective date for the MI policy for each Covered Loan (the “Certificate Effective Date”) shall be March 1, 2007. The Certificate Effective Date for any Subsequent Loans added to Exhibit A in May 2007 will be April 1, 2007.

(c)  The Covered Loans have been submitted in an Electronic Tape Transmission (“ETT”) format by Deutsche Bank and reviewed electronically by Radian and a copy of such ETT is attached as Exhibit A hereto.   The ETT contains information current as of the Certificate Effective Date.

(d)  No transfer of servicing of the Covered Loans may be made except to a servicer that is approved in writing in advance by Radian.

(e)  Completion of due diligence with results satisfactory to Radian is a condition precedent to issuance of the MI policy.

(f)  It is understood and agreed that the insurance coverage will under no circumstance extend to any loan for which the borrower makes no payments.

2.  Commitment to Insure

Subject to the terms and conditions of the Master Policy issued to Deutsche Bank by Radian and this letter, and in specific reliance upon the representations and warranties of Deutsche Bank set forth in Section 4 below, Radian agrees to insure each of the Covered Loans in the Portfolio up to an aggregate principal balance of $345,000,000.

  Notwithstanding anything to the contrary contained herein, Radian shall not be   liable for and this MI policy shall not apply to, extend to or cover any   individual loan that is no longer represented by the Security.  For the purposes   of determining whether or not a   Covered Loan is represented by the Security,   the Company reserves the right to rely on any servicer or trustee report   received related to the Security.

  If, without the prior written consent of Radian, any individual Covered Loan is   removed from the Portfolio by the trustee or servicer other than due to any of   the conditions listed in Condition Four of the Master Policy (as expressly    amended by Section 3 below), coverage under this MI policy will cancel for all   loans listed on Exhibit A.

3.  Master Policy Interpretation

  Radian shall insure the Covered Loans pursuant to the terms of the Master Policy; provided, however, that in the event of any conflict between the provisions of the Master Policy and the provisions of this Agreement, this Agreement shall control.

Radian and the Insured hereby agree that the Master Policy is hereby amended and supplemented as follows:

(i)  Condition Seventeen is hereby amended by adding at the end of such section the following: “Provided, however, that the parties hereby agree to provide notices and information electronically, on a monthly basis, in a format mutually acceptable to the parties.”

(ii)  Notwithstanding anything to the contrary in Condition Four of the Master Policy, subject to applicable law, (a) the MI policy is non-cancelable by the Insured until each Covered Loan has either been paid in full, is no longer represented by the Security, or is otherwise liquidated and (b) coverage under the MI policy with respect to a Covered Loan will be terminated by Radian if (i) all of the Covered Loans are repurchased from the trust established under the pooling and servicing agreement at the purchase price set forth in the pooling and servicing agreement when the scheduled principal balance of the mortgage loans is less than or equal to 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date (ii) Deutsche Bank otherwise repurchases such Covered Loan or (iii) for non-payment of premium.

4.  Representations and Warranties of the Insured

In order to induce Radian to insure the Covered Loans in the Portfolio, Deutsche Bank makes the following representations and warranties to Radian as of the Certificate Effective Date for such Covered Loan:

(a)  The description of each Covered Loan in the Portfolio contained in the ETT submitted to Radian by Deutsche Bank pursuant to Section 1(c) hereof is true and accurate in all material respects. This information shall be deemed to be incorporated herein by this reference as if set forth in full.

(b)  The real property identified as the security for each Covered Loan in the Portfolio consists of a residential one-to-four family dwelling located in the United States of America.

(c)  The original appraised value of the real property securing each Covered Loan as of the origination of each loan is accurately set forth in the ETT.

(d)  The original principal balance of each Covered Loan is accurately set forth in the ETT.

(e)  A credit report with FICO score (or equivalent approved by Radian) was obtained and utilized in the underwriting of each Covered Loan.  This FICO score (or equivalent approved by Radian) is accurately set forth in the ETT.  This FICO score is the middle of three (3) scores, or the lower of two (2) scores if only two (2) scores were available.

(f)  Each Covered Loan was underwritten at the time it was originated in a manner materially consistent with Deutsche Bank’s underwriting guidelines for correspondent lending dated March 2007 attached as Exhibit B.

(g)  Each Covered Loan is secured by a first mortgage lien on a residential property.

(h)  As of the Certificate Effective Date, each Covered Loan is not thirty (30) days or more past due on a scheduled payment.  For example, a loan is considered current if the February 1, 2007 scheduled payment has been made and the Certificate Effective Date is March 1, 2007.  A loan is considered current if the March 1, 2007 scheduled payment has been made and the Certificate Effective Date is April 1, 2007.

(i)  Each Covered Loan will be serviced in a manner materially consistent with

Radian’s servicing guidelines (the “Servicing Guidelines”) attached as Exhibit C.

Notwithstanding any investigation by Radian, the representations and warranties of Deutsche Bank set forth above are material inducements to Radian to extend primary mortgage insurance coverage on the Covered Loans in the Portfolio.  Radian has relied and shall continue to rely upon the accuracy and completeness of each of the representations and warranties.  Deutsche Bank agrees that Radian shall not be liable for and the MI policy shall not apply, extend to or cover any Covered loans(s) whose terms materially breach the representations and warranties set forth herein, and Deutsche Bank further agrees to indemnify and hold harmless Radian against any and all losses, claims, damages or liabilities (including reasonable attorney’s fees) arising out of or based upon any such material breach.  Notwithstanding anything in this letter to the contrary, the representations and warranties of Deutsche Bank shall survive issuance of the MI policy and shall continue in full force and effect throughout the term of the MI policy.

5.  Trustee Reports

  In addition to any reporting requirements specified in the Master Policy, the Insured agrees to forward to Radian any monthly report delivered to it by Wells Fargo Bank. N.A. as master servicer within five business days of receipt.

6.  Certificates of Insurance

     At the request of Deutsche Bank, or of any subsequent Insured, Radian shall provide to the Insured a transferable Certificate of Insurance for each Covered Loan evidencing the MI policy for such loan; provided, however, that the MI policy shall be effective from the Certificate Effective Date for such loan whether or not an individual Certificate of Insurance for such loan has been issued by Radian.

7.  MI Premiums

The Insured shall remit premiums on a monthly basis to Radian for each Covered Loan insured pursuant to the Agreement.  The premium is a non-refundable, monthly premium in the amount of 1/12th of 0.63% of the aggregate unpaid principle balance of the mortgage pool. The first payment will be due to Radian on the first distribution date of the Security.  Renewal premiums will be due on the 25th of each month.

The Insured agrees to pay all applicable premium taxes on Covered Loans where the properties are located in the state of Kentucky or West Virginia.

The Covered Loans covered under this Agreement with a Certificate Effective Date of January 1, 2007 or later and secured by properties located in The State of Florida are subject to the Florida Hurricane Catastrophe Fund Emergency Assessment. Effective January 1, 2007, Radian will pay an assessment equal to 1% of the premiums due for each such Covered Loan to the Florida Insurance Department.  The Insured agrees that it shall promptly reimburse Radian for such amount.

Wiring Instructions

Bank Name        Wells Fargo Bank

Bank Address        201 3rd Street, San Francisco, CA

ABA#          #121000248

Account #        4121226609

Account Name        Radian Guaranty Premium Account

Reference:        07-993045

8.  Duty to Cooperate

Whenever requested by Radian, the Insured shall cooperate with Radian or shall use its reasonable efforts to induce the cooperation of its servicer(s) and shall furnish all reasonable aid, evidence and information in possession of the Insured or its servicer(s), or to which the Insured or its servicer(s) has access, with respect to any loan Covered Loan.

If the foregoing accurately sets forth the understanding between the Insured and Radian, please execute both copies of this letter and return an executed copy to the attention of Maria Mast.  If an executed copy is not received by Radian (1601 Market Street Philadelphia, PA 19103-2337) on or before April 13, 2007 the Agreement becomes null and void.

Should you have any questions or comments please feel free to contact Maria Mast at 800-523-1988 x 1484.

Sincerely,  AGREED TO AND ACCEPTED BY:

Radian Guaranty Inc.         DB Structured Products, Inc.

_____/s/ Maria Mast______________    _____/s/ Robert Lopena_________

By:   Maria Mast        By:    Robert Lopena

Title:  Vice President        Title:  Authorized Signatory

             DB Structured Products, Inc.

            _____/s/ Rika Yano__________

             By:    Rika Yano

            Title:  Vice President

cc:   Susan Meine

  File